UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2014

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 7, 2014, Triumph Group, Inc. issued a press release announcing its financial results for the fourth quarter and fiscal year ended March 31, 2014, and the following day conducted a conference call to further discuss the financial results.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On the conference call, in addition to reviewing the information contained in the press release, the executive officers also discussed the following financial information:

•
For the fiscal year ended March 31, 2014, sales mix was as follows:  commercial was 57% (same as in the prior full fiscal year), military was 28% (same as in the prior full fiscal year), business jets were 11% (compared to 12% in the prior full fiscal year), regional jets were 2% (compared to 1% in the full fiscal year) and non-aviation was 2% (same as the prior year period).

•	The top ten programs represented in backlog were the 747, 777, Gulfstream, C-17, A330, 737 NG, 767/Tanker, V-22, 787 and Bombardier Global 7000/8000 programs, respectively.

•	For the fiscal year ended March 31, 2014, The Boeing Company (commercial, military and space) accounted for 44.9% of net sales.

•
Same store sales for the fiscal quarter ended March 31, 2014 decreased 11% over the prior year period.  Aerostructures same store sales for the fiscal quarter ended March 31, 2014 were $612.6 million, a decrease of 14% over the prior year period.  Aerospace Systems same store sales for the fiscal quarter ended March 31, 2014 were $164.2 million, an increase of 1% over the prior year period. Aftermarket Services same store sales for the fiscal quarter ended March 31, 2014 were $70.5 million, a decrease of 9% over the prior year period.

•
Same store sales for the fiscal year ended March 31, 2014 decreased 6% over the prior fiscal year.  Aerostructures same store sales for the fiscal year ended March 31, 2014 were $2.518 billion, a decrease of 8% over the prior fiscal year.  Aerospace Systems same store sales for the fiscal year ended March 31, 2014 were $601.3 million, an increase of 1% over the prior fiscal year. Aftermarket Services same store sales for the fiscal quarter ended March 31, 2014 were $287.0 million, a decrease of 1% over the prior fiscal year.

•
For the fiscal year ended March 31, 2014, OEM sales represented 85% of net sales (compared to 87% in the prior fiscal year), Aftermarket sales represented 13% of net sales (compared to 11% in the prior fiscal year), and Other represented 2% of net sales (same as the prior fiscal year).

•
Export sales for the fiscal quarter ended March 31, 2014 were $164.6 million, an increase of 20% over the comparable quarter in the prior fiscal year. Export sales for the fiscal year ended March 31, 2014 were $621.6 million, an increase of 23% over the prior fiscal year.

The information in this Item 2.02 of this Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated May 7, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 8, 2014	TRIUMPH GROUP, INC.

		By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

TRIUMPH GROUP, INC.
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 7, 2014